Exhibit 99.1

PRESS RELEASE For Immediate Release
Monolithic Power Systems, Inc.
6409 Guadalupe Mines Road
San Jose, CA 95120 USA
T: 408-826-0600, F: 408-826-0601
www.monolithicpower.com

Monolithic Power Systems Announces Consecutive Record Revenue Results for the Quarter and Nine Months ended September 30, 2010

SAN JOSE, Calif. November 3, 2010--Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter and nine months ended September 30, 2010.

The results for the quarter ended September 30, 2010 are as follows:

•	Net revenues of $65.8 million, an increase of 18.2% sequentially from $55.7 million in the second quarter of 2010 and 37.3% from $48.0 million in the third quarter of 2009.
•	Gross margin of 54.7%, compared to 58.2% in the second quarter of 2010 and 60.7% in the third quarter of 2009.
•
GAAP operating expenses of $22.6 million, including $21.6 million for research and development and selling, general and administrative expenses, which includes $4.1 million for stock-based compensation and $1.0 million for litigation expenses.

•
Non-GAAP(1) operating expenses of $18.5 million, excluding $4.1 million for stock-based compensation, compared to $19.2 million, excluding $3.1 million for stock-based compensation and a $6.4 million litigation provision reversal for the three months ended September 30, 2009.

•	GAAP net income of $13.2 million, with GAAP earnings per share of $0.35 per diluted share.
•	Non-GAAP(1) net income of $16.4 million, with non-GAAP earnings per share of $0.43 per diluted share, excluding stock-based compensation and related tax effects.

The results for the nine months ended September 30, 2010 are as follows:

•	Net revenues of $171.8 million, compared to $118.5 million for the nine months ended September 30, 2009, an increase of 45.0%.
•	Gross margin of 56.9%, compared to 59.4% for the nine months ended September 30, 2009.
•
GAAP operating expenses of $71.2 million, including $66.4 million for research and development and selling, general and administrative expenses, which includes $13.5 million for stock-based compensation and $4.8 million for patent litigation expenses.

•
Non-GAAP(1) operating expenses of $57.7 million, excluding $13.5 million for stock-based compensation, compared to $51.4 million, excluding $10.2 million in stock-based compensation and a $6.4 million litigation provision reversal for the nine months ended September 30, 2009, an increase of 12.4%.

•	GAAP net income of $26.0 million, with GAAP EPS of $0.68 per diluted share
•	Non-GAAP(1) net income of $37.9 million, with non-GAAP earnings per share of $1.00 per diluted share, excluding stock-based compensation and related tax effects.

“MPS demonstrated the potential of its new products and achieved significant revenue growth in the third quarter”, said Michael Hsing, CEO of MPS. “While our fourth quarter outlook is disappointing, I am excited about the prospects of some of our new product lines, such as AC power and WLED lighting that are showing outstanding potential”.

Business Outlook
The following are MPS’ financial projections for the fourth quarter ending December 31, 2010:

•	Due to reduced end market demand and higher than expected distributor inventory levels, we expect revenues in the range of $45 million to $50 million.

•	Gross margin is expected to be in the range of 50% to 52% due to under-utilized capacity as a result of the reduced end market demand.

•
Research and development and selling, general and administrative expenses between $21.7 million and $23.1 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $17.5 million and $18.5 million. This excludes an estimate of stock-based compensation expense in the range of $4.2 million to $4.6 million.

•	Litigation expense approximately flat to the third quarter at $1.0 million.

(1) Non-GAAP net income, non-GAAP earnings, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expense differ from net income, earnings, operating expenses, and research and development and selling, general and administrative expense determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income for the quarter and nine months ended September 30, 2010 and 2009 excludes the effect of stock-based compensation expense and its related tax effect. Non-GAAP net income for the quarter and nine months ended September 30, 2009 also excludes a litigation provision reversal and its related tax effect. Non-GAAP operating expenses for the quarter and nine months ended September 30, 2010 and 2009 exclude the effect of stock-based compensation expense. Non-GAAP operating expenses for the quarter and nine months ended September 30, 2009 also excludes a litigation provision reversal. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included at the end of this press release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call
MPS plans to conduct an investor teleconference covering its quarter ended September 30, 2010 results at 2:00 p.m. PT / 5:00 p.m. ET today, November 3, 2010. To access the conference call and the following replay of the conference call, go to http://ir.monolithicpower.com and click on the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 57155177. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement
This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including, among other things, (i) projected revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense and litigation expense for the quarter ending December 31, 2010, (ii) our outlook for the long term prospects of the company, including the prospects of our new product families, (iii) our ability to penetrate new markets and expand our market share, (iv) our expected pricing practices in 2010, (v) the seasonality of our business, (vi) our ability to reduce our manufacturing costs, and (vii) statements of the assumptions underlying or relating to any statement described in (i), (ii), (iii), (iv), (v) or (vi). These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve significant known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ include, but are not limited to, our ability to attract new customers and retain existing customers; acceptance of, or demand for, MPS’ products, in particular the new products launched within the past 18 months, being different than expected; competition generally and the increasingly competitive nature of our industry; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse changes in production and testing efficiency of our products; adverse changes in government regulations in foreign countries where MPS has offices or operations; the effect of catastrophic events; adequate supply of our products from our third-party manufacturer; the risks, uncertainties and costs of litigation in which the Company is involved; the outcome of any upcoming trials, hearings, motions and appeals; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; adverse changes or developments in the semiconductor industry generally; difficulty in predicting or budgeting for future customer demand and channel inventories, expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-Q filed on July 28, 2010.

The forward-looking statements in this press release represent MPS’ projections and current expectations, as of the date hereof, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.
Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:
Rick Neely
Chief Financial Officer
Monolithic Power Systems, Inc.
408-826-0777
investors@monolithicpower.com

Consolidated Balance Sheets
(Unaudited, in thousands, except par value)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$44,275	$46,717
Short-term investments	140,731	118,914
Accounts receivable, net of allowances of $0 in both 2010 and 2009	32,289	15,521
Inventories	19,459	19,616
Deferred income tax assets, net - current	8	5
Prepaid expenses and other current assets	2,904	2,726
Total current assets	239,666	203,499
Property and equipment, net	32,461	17,968
Long-term investments	19,415	19,445
Deferred income tax assets, net - long-term	175	175
Other assets	715	734
Total assets	$292,432	$241,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,755	$7,787
Accrued compensation and related benefits	7,094	8,454
Accrued liabilities	8,563	7,681
Total current liabilities	33,412	23,922

Non-current income tax liability	4,915	4,915
Other long-term liabilities	756	27
Total liabilities	39,083	28,864
Stockholders' equity:
Common stock, $0.001 par value, $36 and $35 in 2010 and 2009, respectively; shares authorized: 150,000,000; shares issued and outstanding: 35,823,034 and 35,165,316 in 2010 and 2009, respectively	188,840	175,518
Retained earnings	63,066	37,085
Accumulated other comprehensive income	1,443	354
Total stockholders’ equity	253,349	212,957
Total liabilities and stockholders’ equity	$292,432	$241,821

Consolidated Income Statements
(Unaudited, in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Revenue	$65,843	$47,966	$171,783	$118,461
Cost of revenue*	29,857	18,868	74,067	48,122

Gross profit	35,986	29,098	97,716	70,339
Operating expenses:
Research and development*	11,291	10,080	34,116	27,929
Selling, general and administrative*	10,296	9,438	32,304	26,567
Litigation expense	964	2,811	4,759	7,090
Litigation provision reversal, net	-	(6,356)	-	(6,356)

Total operating expenses	22,551	15,973	71,179	55,230

Income from operations	13,435	13,125	26,537	15,109
Other income (expense):
Interest and other income	240	161	925	827
Interest and other expense	(159)	(76)	(163)	(355)

Total other income, net	81	85	762	472

Income before income taxes	13,516	13,210	27,299	15,581
Income tax provision	297	648	1,317	561

Net income	$13,219	$12,562	$25,982	$15,020
Basic net income per share	$0.37	$0.36	$0.72	$0.44
Diluted net income per share	$0.35	$0.34	$0.68	$0.41

Weighted average common shares outstanding	36,185	34,552	35,968	34,082
Stock options	1,542	2,695	2,162	2,273
Diluted weighted-average common equivalent shares outstanding	37,727	37,247	38,130	36,355

* Stock-based compensation has been included in the following line items:
Cost of revenue	$70	$69	$265	$217
Research and development	1,647	1,409	5,377	4,656
Selling, general and administrative	2,445	1,688	8,083	5,558
Total	$4,162	$3,166	$13,725	$10,431

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net income	$13,219	$12,562	$25,982	$15,020

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$4,162	$3,166	$13,725	$10,431
Litigation provision reversal, net	-	(6,356)	-	(6,356)
Tax effect	(1,029)	(605)	(1,760)	(1,896)
Non-GAAP net income	$16,352	$8,767	$37,947	$17,199

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.45	$0.25	$1.06	$0.50
Diluted	$0.43	$0.24	$1.00	$0.47

Shares used in the calculation of non-GAAP earnings per share:
Basic	36,185	34,552	35,968	34,082
Diluted	37,727	37,247	38,130	36,355

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in thousands, except per share amounts)

Total operating expenses	$22,551	$15,973	$71,179	$55,230

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(4,092)	$(3,097)	$(13,460)	$(10,214)
Litigation provision reversal, net	-	6,356	-	6,356
Non-GAAP total operating expenses	$18,459	$19,232	$57,719	$51,372

2010 Fourth Quarter Outlook

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES
(in thousands, except per share amounts)

	Three months ended December 31, 2010
	Low	High
R&D and SG&A	$21,700	$23,100

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(4,200)	(4,600)
Non-GAAP R&D and SG&A	$17,500	$18,500